UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 1, 2026

flyExclusive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40444	86-1740840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2860 Jetport Road, Kinston, NC	28504
(Address of principal executive offices)	(Zip Code)

252-208-7715

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLYX	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FLYX WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on September 2, 2024, flyExclusive, Inc. (the “Company”) entered into an Aircraft Management Services Agreement (as amended, the “Volato Agreement”) with Volato Group, Inc. (“Volato”). Pursuant to the Volato Agreement, Volato engaged the Company as an independent contractor to provide certain aircraft management services and agreed that the Company will be the exclusive provider of such services to Volato. Under the terms of the Volato Agreement, the Company manages flight operations, sales, and expenses of Volato’s fleet. As part of the Volato Agreement, Volato granted the Company an option to acquire Volato via merger with and into a wholly owned subsidiary of the Company, subject to required consents and approvals by both Volato and the Company (the “Merger Option”). Additionally, Volato granted the Company the right to purchase from Volato certain aviation-related assets and assume certain obligations of Volato related to aviation-related assets (the “flyExclusive Option”), and the Company granted Volato the right to sell to the Company certain aviation-related assets and assign certain obligations of Volato (the “Volato Option,” and collectively with the flyExclusive Option, the “Asset Options”). A portion of the flyExclusive Option was previously exercised by the Company. The Volato Agreement had an original term of twelve months. Also as previously reported, on October 1, 2025, the term of the Volato Agreement was extended to the sooner of September 1, 2026, or the occurrence of other events, none of which has occurred. The Merger Option has since expired.

On September 1, 2026, the Company and Volato entered into a Sixth Amendment to Aircraft Management Services Agreement (the “Amendment”), effective as of August 31, 2026. Pursuant to the Amendment, the term of the Volato Agreement was extended to December 31, 2026. As such, the remaining Asset Options are in effect until the end of the term.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1	Sixth Amendment to Aircraft Management Services Agreement, effective August 31, 2026, by and between flyExclusive, Inc. and Volato Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2026

FLYEXCLUSIVE, INC.

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Chief Executive Officer and Chairman